CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-2 of our report dated December 27, 2013, relating to the financial statements and financial highlights which appear in the Annual Report to Shareholders of the Credit Suisse High Yield Bond Fund for the year ended October 31, 2013, which is included in the Fund’s N-CSR. We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm” and “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

April 14, 2014